PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated July 11, 2003)                   REGISTRATION NO. 333-43766



                             [Software HOLDRS logo]




                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Software HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                                Share    Trading
                  Name of Company                    Ticker    Amounts   Market
     -------------------------------------------   ---------- --------- --------
     Adobe Systems Incorporated                       ADBE        6      NASDAQ
     BMC Software, Inc.                               BMC         7       NYSE
     Check Point Software Technologies Ltd.           CHKP        6      NASDAQ
     Computer Associates International, Inc.          CA         17       NYSE
     Intuit Inc.                                      INTU        6      NASDAQ
     Macromedia, Inc.                                 MACR        1      NASDAQ
     Mercury Interactive Corporation                  MERQ        2      NASDAQ
     Micromuse Inc.                                   MUSE        2      NASDAQ
     Microsoft Corporation                            MSFT       30      NASDAQ
     Nuance Communications, Inc.                      NUAN        1      NASDAQ
     Openwave Systems Inc.                            OPWV     0.6667    NASDAQ
     Oracle Corporation                               ORCL       24      NASDAQ
     Peoplesoft, Inc.                                 PSFT        8      NASDAQ
     SAP AG-preference shares*                        SAP        16       NYSE
     Sapient Corporation                              SAPE        3      NASDAQ
     Siebel Systems, Inc.                             SEBL        8      NASDAQ
     TIBCO Software Inc.                              TIBX        5      NASDAQ
     Veritas Software Corporation                     VRTS        7      NASDAQ

     ---------------
     *The preference shares of this non-U.S. company trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2004.